EXHIBIT F-1



                                                     800 Cabin Hill Drive
                                                     Greensburg, PA 15601
DAVID T. FISFIS                                      (412) 858-1617
Deputy General Counsel                               FAX: (724) 244-2963
                                                     dfisfis@alleghenyenergy.com

                                                     December 13, 2004


Securities and Exchange Commission
Office of Public Utility Regulation
450 Fifth Street, N.W.
Washington, D.C. 20549

                    Allegheny Energy, Inc.: File No. 70-10247

Ladies and Gentlemen:

     This opinion is furnished to the Securities and Exchange Commission (the "Commission") in connection with the application filed on September 3, 2004, as amended on December 14, 2004, by Allegheny Energy, Inc. ("Allegheny") in File No. 70-10247 (the "Application") under the Public Utility Holding Company Act of 1935, as amended (the "Act"). As described in more detail in the Application, Allegheny requests an order of the Commission under Section 12(d) of the Act and Rule 44 under the Act authorizing Allegheny to sell to Buckeye Power Generating, LLC its nine percent direct ownership interest in Ohio Valley Electric Corporation, a public utility company under the Act (the "Transaction").

     I am the Deputy General Counsel of Allegheny and, as such, I am familiar with the Transaction. I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates and other documents as I have considered relevant and necessary as a basis for the opinions expressed herein. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as copies and the authenticity of the originals of such latter documents.

     I am a member of the bar of the Commonwealth of Pennsylvania, and I do not express any opinion as to the laws of any other jurisdiction other than the Federal laws of the United States of America. My opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws,

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that are currently in effect. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, I have assumed, without independent investigation, that the laws of such other jurisdiction do not differ in any relevant or material way from the laws of the State of Commonwealth of Pennsylvania or Federal law.

     In my examination of the documents described above and in rendering the opinions set forth below, I also have assumed, without independent investigation, that:

     (a) any regulatory approvals required with respect to the Transaction shall have been obtained and shall remain in full force and effect;

     (b) the Transaction shall have been duly authorized by all necessary corporate actions;

     (c) the Commission shall have duly entered an appropriate order or orders with Transaction as described in the Application, granting the Application under the Act and the rules and regulations thereunder, and the Transaction shall have been consummated in accordance with the Application; and

     (d) no act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed above.

     Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, I am of opinion that, in the event the Transaction is consummated in accordance with the Application:

     1. All state laws applicable to the Transaction will have been complied with.

     2. Allegheny is duly existing under the laws of the State of Maryland.

     3. The Transaction will not violate the legal rights of the holders of any securities issued by Allegheny or any associate company thereof.

     This opinion is being delivered solely for your benefit. It may not be relied upon by any other person or entity for any purpose without my prior written consent. I hereby consent to the use of this opinion as an exhibit to the Application.

                                                Very truly yours,


                                                David T. Fisfis






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